EXHIBIT 10.2

Amendment No. 2

          Amendment No. 2 dated as of August 5, 2004 (this “Amendment”), to the Receivables Purchase Agreement, dated as of May 6, 2003 (as amended by that certain Amendment No. 1 dated as of September 25, 2003 and as otherwise amended, supplemented or modified to the date hereof, the “Receivables Purchase Agreement”), among Polyone Funding Corporation, a Delaware corporation (the “Seller”), Polyone Corporation, an Ohio corporation (“PolyOne”), as the Servicer (as therein defined), the Purchasers (as therein defined), Citicorp USA, Inc., a Delaware corporation, as administrative agent (in such capacity, the “Agent”) for the Purchasers and the other Owners (as therein defined), Citibank, N.A., a national association, as issuing bank (the “Issuing Bank”), and National City Business Credit, Inc., an Ohio corporation, as the syndication agent. Capitalized terms used herein but not defined herein are used as defined in the Receivables Purchase Agreement.

W i t n e s s e t h:

          Whereas, the Seller, the Servicer, the Purchasers, the Issuing Bank and the Agent are party to the Receivables Purchase Agreement and the undersigned Purchasers constitute the Required Purchasers;

          Whereas, the Seller has requested that the Agent and the Purchasers constituting the Required Purchasers permit the Servicer to prepay, redeem or otherwise repurchase certain indebtedness with the net cash proceeds received by the Servicer from the sale or other disposition of certain assets of the Servicer, as more fully described in this Amendment;

          Whereas, the Seller has requested that the Agent and the Purchasers constituting the Required Purchasers permit the Servicer to prepay, redeem or otherwise repurchase certain of its outstanding Debt with up to 70% of the net cash proceeds received by the Servicer from certain other permitted asset sales under the Receivables Purchase Agreement;

          Whereas, the Seller has advised the Agent that it desires to reduce the aggregate amount of the Commitments available under the Receivables Purchase Agreement;

          Whereas, the Seller has requested that the Agent and each of the Purchasers agree to amend the Receivables Purchase Agreement to reduce (w) the aggregate amount of the Commitments under the Facility, (x) the Applicable Margin, (y) the Applicable L/C Margin and (z) the Unused Commitment Fee Rate; and

          Whereas, pursuant to Section 11.01 (Amendments, Etc.) of the Receivables Purchase Agreement, the consent of the Required Purchasers is required to amend the provisions of the Receivables Purchase Agreement as set forth herein; provided, that the Pricing Amendments (as defined below) require the consent of each Purchaser holding a Commitment;

          Now, Therefore, in consideration of the premises and the covenants and obligations contained herein the parties hereto agree as follows:

     Section 1. Certain Amendments to Receivables Purchase Agreement. Effective as of the Amendment Effective Date (as defined below), and subject the satisfaction (or due waiver) of the conditions set forth in Section 3 (Conditions Precedent to Effectiveness of this Amendment) hereof, the Receivables Purchase Agreement is hereby amended as follows:

          (a) Section 1.01 of the Receivables Purchase Agreement is hereby amended by amending and restating the definition of “Commitment” to read in its entirety as follows:

          “Commitment” means (i) from and after the Closing Date and prior to the Second Amendment Effective Date, (x) in respect of each Initial Purchaser, the commitment of such Purchaser to make Purchases and acquire other Capital Investments in the aggregate principal amount set forth as the “Commitment” under the name of such Initial Purchaser on the signature pages hereto and (y) in respect of each other Purchaser that became a Purchaser by entering into an Assignment and Acceptance, the amount set forth as the “Commitment” for such Purchaser in the Register maintained by the Agent pursuant to Section 9.01(c); and (ii) from and after the Second Amendment Effective Date, (x) in respect of each Purchaser party to this Agreement on the Second Amendment Effective Date after giving effect to the Second Amendment, the commitment of such Purchaser to make Purchases and acquire other Capital Investments in the aggregate principal amount set forth as the “Commitment” of such Purchaser on Schedule I to the Second Amendment and (y) in respect of each other Purchaser that became a Purchaser by entering into an Assignment and Acceptance from and after the Second Amendment Effective Date, the amount set forth as the “Commitment” for such Purchaser in the Register maintained by the Agent pursuant to Section 9.01(c); in the case of clauses (i) and (ii), as each such amount may be reduced from time to time as the result of any assignment of any Commitment or any portion thereof pursuant to Section 9.01 or as such amount may be reduced from time to time pursuant to Section 2.05.

          (b) Section 1.01 of the Receivables Purchase Agreement is hereby amended by inserting the following definitions in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.01:

          “Elastomers Sale” means the sale or other disposition, in a single transaction or series of related transactions (including the sale or other disposition of the Servicer’s assets located at its DeForest, Wisconsin facility), of all or substantially all of the Servicer’s assets which constitute the Servicer’s elastomers business unit.

          “Geon Notes” means the 6.875% Medium Term Notes with an aggregate principal amount of $75,000,000 due December 15, 2005, issued by Geon Company.

          “MA Hanna Notes” means, collectively, the following:

          (i) the 7.070% Medium Term Notes due June 26, 2006, issued by MA Hanna Company;

          (ii) the 6.740% Medium Term Notes due September 22, 2005, issued by MA Hanna Company; and

          (iii) the 6.875% Debentures due December 1, 2004 issued by MA Hanna Company.

          “Second Amendment” means that certain Amendment No. 2 to this Agreement, dated as of August 5, 2004, among the Seller, the Servicer, the Agent, each of the Purchasers, the Issuing Bank and the Syndication Agent.

          “Second Amendment Effective Date” means August 5, 2004.

          “2012 Notes” means the 8.875% Senior Notes due May 1, 2012, issued by the Servicer.

          (c) Clause (ii) of the definition of “Scheduled Other Debt Payment” in Section 1.01 of the Receivables Purchase Agreement is hereby amended by replacing each reference therein to “December 22, 2005” with a reference to “September 22, 2005”.

          (d) Section 5.03(a) of the Receivables Purchase Agreement is hereby amended by replacing the phrase “Except as otherwise provided herein,” with the phrase “Except as required to consummate the Elastomers Sale or as otherwise provided herein,”.

          (e) Section 5.03(k) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          “(k) Sales, Etc., of Assets.

          Except as required to consummate the Elastomers Sale or as otherwise contemplated by this Agreement, sell, lease, transfer or otherwise dispose of any assets.”

          (f) Section 5.06(f) of the Receivables Purchase Agreement is hereby amended and restated in its entirety to read as follows:

          “(f) Asset Sales. Sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts), whether in a single transaction, or a series of related transactions, to any Person, or permit or suffer any other Person to acquire any interest in any of its assets (other than the sale or disposition of inventory in the ordinary course of business) unless (i) no Potential Event of Termination or Event of Termination is continuing or would result therefrom, (ii) such sale or other transfer is for Fair Market Value, (iii) 75% of the proceeds of such sale or transfer (or such series of related sales or transfers) are payable in cash to the Servicer upon the consummation of each such sale or transfer, and (iv) if the Fair Market Value of such asset is in excess of $25,000,000, the Board of Directors of the Servicer has approved such sale.”

          (g) Section 5.08(c) of the Receivables Purchase Agreement is hereby amended by deleting the “and” at the end of clause (vi) thereof, renumbering clause (vii) thereof as clause (viii) and inserting a new clause (vii) immediately before new clause (viii) to read in its entirety as follows:

          “(vii) to the extent that the Servicer (a) consummates the Elastomers Sale, the Servicer may apply the net cash proceeds (as such amount shall be certified to the Agent by a Responsible Officer of the Servicer) received by the Servicer in connection therewith to prepay, redeem or otherwise repurchase, at the Servicer’s election, the Geon Notes and/or the MA Hanna Notes, in an aggregate principal amount of such Debt not to exceed $80,000,000 collectively or (b) sells or otherwise disposes of any assets (other than in connection with the Elastomers Sale) in accordance with the requirements of Section 5.06(f) (as certified to the Agent by a Responsible Officer of the Servicer), the Servicer may apply up to 70% of the net cash proceeds received by the Servicer in connection with any such sale or other disposition (as such amount shall be certified to the Agent by a Responsible Officer of the Servicer) to prepay, redeem or otherwise repurchase, at the election of the Servicer, any Geon Notes and/or MA Hanna Notes outstanding after giving effect to the prepayment, redemption or repurchase contemplated by the preceding clause (a), the Senior Notes and/or the 2012 Notes; provided, that, in the case of each of the foregoing clauses (a) and (b), both before and after giving effect to any such prepayment, redemption or repurchase, (x) each of the representations and warranties contained in Article IV (Representations and Warranties) of the Receivables Purchase Agreement, the other Transaction Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith is true and correct in all material respects as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date and (y) no Potential Event of Termination or Event of Termination shall have occurred and be continuing on and as of such date, and”.

     Section 2. Pricing Amendments to Receivables Purchase Agreement. Section 1.01 of the Receivables Purchase Agreement is, effective as of the Reduction Effective Date (as defined below) and subject the satisfaction (or due waiver) of the conditions set forth in Section 4 (Conditions Precedent to Effectiveness of Pricing Amendments) hereof, hereby amended by deleting the defined terms “Applicable L/C Margin”, “Applicable Margin” and “Unused Commitment Fee Rate” in their respective entireties and inserting in lieu thereof, in proper alphabetical order, the following:

          “Applicable L/C Margin” means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Average Monthly Excess Availability (determined on the last day of the most recently concluded calendar month):

Average Monthly Excess Availability	Applicable L/C Margin
Greater than $120,000,000	1.75%
Less than or equal to $120,000,000 and greater than $60,000,000	2.00%
Less than or equal to $60,000,000	2.25%

provided, however, that upon the occurrence and during the continuance of an Event of Termination, the “Applicable L/C Margin” shall be the sum of the highest rate set forth in the table above plus 2.00% per annum. Changes in the Applicable L/C Margin resulting from a change in the Average Monthly Excess Availability for any month shall become effective as to all Issuances on the first day of the next consecutive calendar month.

          “Applicable Margin” means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Average Monthly Excess Availability (determined on the last day of the most recently concluded calendar month):

Average Monthly Excess Availability	Alternate Base Rate	Adjusted LIBO Rate
Greater than $120,000,000	1.00%	2.00%
Less than or equal to $120,000,000 and greater than $60,000,000	1.25%	2.25%
Less than or equal to $60,000,000	1.50%	2.50%

provided, however, that upon the occurrence and during the continuance of an Event of Termination, the “Applicable Margin” shall be the sum of the highest rate set forth in the table above (as may be converted pursuant to Section 2.16) plus 2.00% per annum. Changes in the Applicable Margin resulting from a change in the Average Monthly Excess Availability for any month shall become effective as to all Capital Investments on the first day of the next consecutive calendar month.

          “Unused Commitment Fee Rate” means, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Average Monthly Excess Availability (determined on the last day of the most recently concluded calendar month for which financial statements have been delivered):

Average Monthly Excess Availability	Unused Commitment Fee Rate
Greater than $120,000,000	0.625%
Less than or equal to $120,000,000 and greater than $60,000,000	0.500%
Less than or equal to $60,000,000	0.375%

provided, however, that upon the occurrence and during the continuance of an Event of Termination, the “Unused Commitment Fee Rate” shall be the highest rate set forth in the table above. Changes in the Unused Commitment Fee Rate resulting from a change in the Average Monthly Excess Availability for any month shall become effective on the first day of the next consecutive calendar month.

     Section 3. Conditions Precedent to the Effectiveness of this Amendment. Subject to Section 4 (Conditions Precedent to Effectiveness of Pricing Amendments) hereof with respect to the Pricing Amendments (as defined below), this Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied (the “Amendment Effective Date”) or duly waived by the Agent:

          (a) Certain Documents.

          The Agent shall have received each of the following, each dated the Amendment Effective Date (unless otherwise agreed by the Agent), in form and substance satisfactory to the Agent and in sufficient copies for each Purchaser:

               (i) this Amendment, duly executed by the Seller, the Servicer, the Agent and Purchasers constituting Required Purchasers;

               (ii) a notice from the Seller, at least five (5) Business Days prior to the date of this Amendment and otherwise in form and substance satisfactory to the Agent, in accordance with the terms and conditions of Section 2.05 (Termination or Reduction of the Commitments) of the Receivables Purchase Agreement, pursuant to which the Seller shall have elected to permanently reduce the Commitments by an amount equal to $50,000,000 such that the aggregate amount of Commitments outstanding under the Receivables Purchase Agreement shall equal $175,000,000; and

               (iii) such customary additional documentation as the Agent may reasonably require.

          (b) Fees and Expenses Paid.

          The Seller shall have paid to the Agent:

               (i) on behalf of each Purchaser approving this Amendment on or prior to 5:00 pm on July 27, 2004, an amendment fee equal to one-tenth of one percent (0.10%) of the aggregate amount of the Commitments (after giving effect to this Amendment) of each consenting Purchaser and each other fee payable in connection with this Amendment; and

               (ii) all other obligations of the Seller due under the Transaction Documents, after giving effect to this Amendment, on or before the later of the date hereof and the Amendment Effective Date and all costs and expenses of the Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Transaction Documents entered into in connection herewith (other than the reasonable fees and out-of-pocket expenses of counsel for the Agent in connection with this Amendment and the other Transaction Documents, in respect of which fees and out-of-pocket expenses the Agent shall present an invoice to the Seller and the Seller shall pay promptly (and in any event within five Business Days) after the Amendment Effective Date) and all other costs, expenses and fees due under any Transaction Document.

     Section 4. Conditions Precedent to Effectiveness of Pricing Amendments. The amendments set forth in Section 2 (Pricing Amendments to Receivables Purchase Agreement) (the “Pricing Amendments”) shall become effective when, and only when, the Amendment Effective Date shall have occurred and the Agent shall have received this Amendment, duly executed by the Seller, the Servicer, the Agent and each Purchaser, in form and substance satisfactory to the Agent and in sufficient copies for each Purchaser (the “Reduction Effective Date”).

     Section 5. Commitments. On and as of the Amendment Effective Date, the Commitments of each Purchaser shall be the aggregate principal amount set forth as the “Commitment” of such Purchaser on Schedule I to this Amendment.

     Section 6. Representations and Warranties

          On and as of the date hereof and as of each of the Amendment Effective Date and the Reduction Effective Date, after giving effect to this Amendment, each of the Seller (as to itself) and the Servicer (as to itself) hereby represents and warrants to the Agent and each Purchaser as follows:

          (a) this Amendment has been duly authorized, executed and delivered by the Seller and the Servicer and constitutes a legal, valid and binding obligation of the Seller and the Servicer, enforceable against the Seller and the Servicer in accordance with its terms and the Receivables Purchase Agreement as amended by this Amendment and constitutes the legal, valid and binding obligation of the Seller and the Servicer, enforceable against the Seller and the Servicer in accordance with its terms;

          (b) each of the representations and warranties made by the Seller or the Servicer, as the case may be, contained in Article IV (Representations and Warranties) of the Receivables Purchase Agreement, the other Transaction Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith by or on behalf of such Person is true and correct in all material respects on and as of the date hereof, the Amendment Effective Date and the Reduction Effective Date, in each case as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Receivables Purchase Agreement” shall be deemed to refer to the Receivables Purchase Agreement as amended hereby and after giving effect to the consents and other modifications set forth herein;

          (c) after giving effect to this Amendment, no Potential Event of Termination or Event of Termination (except for those that may have been duly waived) shall have occurred and be continuing, either on the date hereof or on the Amendment Effective Date; and

          (d) no litigation has been commenced against the Seller, the Servicer, or any Originator or any of their respective Subsidiaries seeking to restrain or enjoin (whether temporarily, preliminarily or permanently) the performance of any action by the Seller, the Servicer, or an Originator required or contemplated by this Amendment, the Receivables Purchase Agreement or any Transaction Document, in each case as amended or otherwise modified hereby (if applicable).

     Section 7. Costs and Expenses

          The Seller hereby agrees to pay upon receipt of a written invoice therefor in accordance with the terms of Section 11.04 (Costs and Expenses) of the Receivables Purchase Agreement all costs and expenses of the Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Transaction Documents entered into in connection herewith (including, without limitation, the reasonable fees and out-of-pocked expenses of counsel for the Agent with respect thereto and all other Transaction Documents).

     Section 8. Matters Relating to Certain Receivables

          In connection with the sale or other disposition, in a single transaction or series of related transactions (including the sale or other disposition of the Servicer’s assets located at its DeForest, Wisconsin facility), of all or substantially all of the Servicer’s assets which constitute the Servicer’s elastomers business unit (the “Elastomers Sale”), each of the Purchasers hereby (i) directs the Agent to assign and reconvey to Seller on behalf of the Purchasers all of the right, title and interest of the Purchasers in the Receivables Interests outstanding under the Receivables Purchase Agreement as of the date of the consummation of the Elastomers Sale which arise from the Receivables being sold in connection with the Elastomers Sale (such Receivables, the “Elastomers Receivables”) and (ii) to take any other actions and do such other things as are necessary to effectuate the provisions of this Section 8.

     Section 9. Amendment to Receivables Sale Agreement

          Each of the Purchasers hereby (i) consents to the amendment of the Receivables Sale Agreement to permit the Elastomers Sale and otherwise on substantially the same terms and conditions as the amendments contained in Section 1 (Certain Amendments to Receivables Purchase Agreement) of this Amendment and (ii) directs the Agent to enter into such amendment on behalf of the Purchasers.

     Section 10. Reference to the Effect on the Transaction Documents

          (a) As of the Amendment Effective Date and the Reduction Effective Date, each reference in the Receivables Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Receivables Purchase Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Receivables Purchase Agreement as amended or otherwise modified hereby, and this Amendment and the Receivables Purchase Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Receivables Purchase Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment Effective Date.

          (b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Receivables Purchase Agreement and all other Transaction Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchasers, Issuing Bank or the Agent under any of the Transaction Documents, nor constitute a waiver or amendment of any other provision of any of the Transaction Documents or for any purpose except as expressly set forth herein.

          (d) This Amendment is a Transaction Document.

     Section 11. Execution in Counterparts

          This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

     Section 12. Governing Law

          This Amendment shall be governed by and construed in accordance with the law of the State of New York.

     Section 13. Section Titles

          The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section.

     Section 14. Notices

          All communications and notices hereunder shall be given as provided in the Transaction Documents.

     Section 15. Severability

          The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person

     Section 16. Successors

          The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 17. Waiver of Jury Trial

          Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Transaction Document.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

POLYONE FUNDING CORPORATION, as Seller
By:
Name:
Title:

POLYONE CORPORATION, as Servicer
By:
Name:
Title:

CITICORP USA, INC., as Agent and Purchaser
By:
Name:
Title:

NATIONAL CITY BUSINESS CREDIT, INC., as Syndication Agent and Purchaser
By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as a Purchaser
By:
Name:
Title:

FLEET CAPITAL CORPORATION, as a Purchaser
By:
Name:
Title:

GMAC COMMERCIAL FINANCE LLC, as a Purchaser
By:
Name:
Title:

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services, Inc., as an Initial Purchaser
By:
Name:
Title:

LASALLE BUSINESS CREDIT, LLC, as an Initial Purchaser
By:
Name:
Title:

PNC BANK, N.A., as an Initial Purchaser
By:
Name:
Title:

ORIX FINANCIAL SERVICES, INC., as an Initial Purchaser
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as an Initial Purchaser
By:
Name:
Title:

WEBSTER BUSINESS CREDIT CORPORATION, an Initial Purchaser
By:
Name:
Title:

Schedule I – Commitments

Purchaser	Commitment
Citicorp USA, Inc.	$32,781,690
National City Business Credit, Inc.	$32,781,689
The Cit Group/Business Credit, Inc.	$16,431,925
Fleet Capital Corporation	$16,431,925
GMAC Commercial Finance LLC	$16,431,925
LaSalle Business Credit, LLC	$11,666,667
Merrill Lynch Capital	$16,431,925
PNC Bank, N.A.	$12,323,944
U.S. Bank National Association	$9,859,155
Webster Business Credit Corporation	$9,859,155

Total:	$175,000,000